SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))
   [  ] Definitive Proxy Statement
   [X]  Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12

                               WPL HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)   Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:  $500,063

        2) Form, Schedule or Registration Statement No.: Preliminary proxy materials of WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company, Joint Registration Statement on
             Form S-4 of WPL Holdings, Inc. and Interstate Power Company (Registration No. 333-07931) and Joint Registration Statement on Form S-4 of WPL Holdings, Inc. and Interstate Power Company (Registration No. 333-10401).

        3) Filing Party: WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company.

        4)   Date Filed:  January 18, 1996, July 11, 1996 and August 19,
             1996.

   [The following is the slide presentation given, or to be given, by certain executive officers of WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company to certain institutional investors.]

    [Four state map of Minnesota,              Interstate Energy Corporation
    Wisconsin, Iowa and Illinois
    with Interstate Energy Corporation
    ("IEC") service area highlighted]

   [ ]  WP&L
   [ ]  IES Utilities Inc.
   [ ]  Interstate Power Co.

                                  TWO PROPOSALS

   -    Which choice maximizes your portfolio value?

        -    IES/IPC/WPH, together and MEC, alone

                       or

        -    MEC/IES, together and WPH & IPC, alone

                          INTERSTATE ENERGY CORPORATION

    [Four state map of
    Minnesota, Wisconsin, Iowa
    and Illinois with IEC
    service area highlighted]
                                -    A growing and
                                     diversified regional
                                     customer base
                                -    Assets - $4.5 Billion
                                -    Over 850,000 electric
                                     customers
                                -    Over 360,000 gas
                                     customers
                                -    Service territory in
                                     Iowa, Illinois,
    [ ]  WP&L                        Minnesota and
    [ ]  IES Utilities Inc.          Wisconsin
    [ ]  Interstate Power Co.

                       IEC'S INVESTMENT IN COMMUNITIES IS
                        REFLECTED IN RETAIL SALES GROWTH


   [Bar graph showing annual growth rate for 1991 through 1995 of IES (4.4%), WP&L (3.5%), IPC (3.0%) and MidAm (1.1%).]

   Represents Annual Growth Rate for 1991-1995

                                 IEC - STRATEGY

   -    Focus on growth

        -    Organic
        -    Regional
        -    International

   -    Drive low-cost operations even lower

   -    Leverage non-regulated activity

   -    Leverage strong financial base

   -    Implement with aggressive management


                                     EXECUTE
                              "GATEKEEPER STRATEGY"

                                   IEC GROWTH
                                    POTENTIAL

                        [Pie chart showing the following]

                                Energy Generation
                                    -  GENCO
                                  -  Railroads
                                  -  Oil & Gas

   Other Core                                                          Energy
   Businesses                                                       Marketing
   -  McLeod                                                       & Delivery
   -  RMT                                                       -   Utilities
                                                                     -  Int'l
                                                                  -   IEA/HEG

                              IEC CORE BUSINESSES


                                     IEC
                              Madison Wisconsin


    Energy                      Energy                    Diversified
    Production                  Marketing                 Businesses
                                & Delivery

    Madison                     Cedar Rapids              Cedar Rapids
    Wisconsin                   Iowa                      Iowa





                                Administrative
                                Services

                                Dubuque, Iowa

                               STRONG COMPETITIVE
                                    POSITION

   -    Access to regional markets

   -    Higher synergies ($749 million vs. $585 million) support lower rates

   -    Lower production costs

   -    Lower stranded investment risk

                           AVERAGE INDUSTRIAL CUSTOMER
                                 CHARGE PER Kwh

   [Bar graph showing average industrial customer charge per Kwh for WP&L (3.63 cents per Kwh), IPC (3.72 cents per Kwh), IES (3.88 cents per Kwh) and MidAm (4.04 cents per Kwh).]


   Source:  EEI Rankings, 1995

                        PRODUCTION COSTS - CENTS PER Kwh
                                     1994(a)

                                               Total

          IES                                  3.10 cents

          WPH                                  2.58 cents

          MEC

                           IIGE                3.68 cents

                           MID RES             3.12 cents


          (a) Goldman Sachs Electric Utilities, U.S. Research,
          February 1996.

                               COMPARATIVE NUCLEAR
                                   PERFORMANCE

   -    SALP SCORES

        -    MEC:

             -    Cooper         2.25

             -    Quad Cities    2.25

        -    IES:

             -    Duane Arnold   1.25

        -    WPH:

             -    Kewaunee       1.00

   Source:  Goldman Sachs U. S. Research, May 1996

                               COMPARATIVE NUCLEAR
                                   PERFORMANCE

   -    Safety Record

        -    MEC:

             -    13 significant violations in past 4 years

                  -    Total fines over $1.3 million

        -    IES:

             -    1 minor violation in past 4 years

                  -    Fine of $12,500

        -    WPH:

             -    No violations in the past 10 years

                            STRANDED COST COMPARISON

                                   Millions      Percent of Equity

    WPL Holdings, Inc.            $       0

    Interstate Power Co.                 48            6.0%
                                   --------
                                  $      48

    MidAmerican Energy            $     172            14.0%


    Source:  Moody's Special Comment, August 1995

                               FINANCIALLY STRONG
                                     COMPANY

                            IEC PARTNERS HAVE HIGHER
                                 CREDIT QUALITY

                        Moody's              S & P

    IES                   A2                   A

    WP&L                  Aa2                  AA

    IPC                   A1                   A+

    MidAm                 A2                   A+

                                INVESTMENT RETURN
                                   COMPARISON

   [Bar graph showing total cumulative investment return from August 2, 1991 through August 2, 1996 for MEC (21%), WPH (60%), IES (63%) and IPW (50%).]


                       Total Cumulative Investment Return
                                 8/2/91 - 8/2/96

                                 VALUE CREATION

                       SINCE 1990, MEC HAS DONE TWO MAJOR
                         TRANSACTIONS WHICH HAVE CREATED
                            NO VALUE FOR SHAREOWNERS

                              Book Value Per Share

                       1991               1995              CGR

    MEC               $12.12             $12.17            0.4%
    WPLH              $16.77             $19.41            15.7%

   Source:  Annual Reports

                               DIVIDEND COMPARISON


    [Line graph labeled "Dividend   [Line graph labeled "Dividend
    Cut" showing dividends          Growth" showing dividends
    declared per share (in          declared per share (in
    dollars) for MEC from 1991      dollars) for WPH, IES and IPC
    through 1995 as follows:  1991  from 1991 through 1995 as
    ($1.38), 1992 ($1.28), 1993     follows:  WPH -- 1991 ($1.80),
    ($1.17), 1994 ($1.17) and 1995  1992 ($1.86), 1993 ($1.90),
    ($1.18).]                       1994 ($1.92) and 1995 ($1.94);
                                    IES -- 1991 ($2.03) and 1992-
                                    1995 ($2.10); and IPC -- 1991
                                    ($2.04) and 1992-1995
                                    ($2.08).]

                           HIGH DIVIDEND PAYOUT RATIOS
                                PRESENT CONCERNS

   [Line graph showing historical MidAm dividend payout ratios from 1991 through 1995 as follows: 1991 (104.5%), 1992 (152.4%), 1993 (84.2%), 1994
   (95.9%) and 1995 (96.7%).]


                         Historical MidAm Payout Ratios

                                  DIVIDEND RISK
                               PROFORMA CASH FLOW

                                                                   ($/share)

    -    MidAmerican estimate                                        $4.51

         -    Less:  (a)

              -    Capital spending (MEC/IES)                        <3.26>

                   -    Nuclear decommissioning (MEC/IES)            <0.10>

                   -    Deferred energy efficiency
                        (MEC/IES)                                    <0.38>
                                                                     -----
              -    Cash available for dividends                      $0.77
                                                                     =====

               (a)  Based on 12 months ended 12/31/95

                            DIVIDEND/STOCK PRICE RISK

   -    IUB action on OCA request for $100 million reduction

   -    IUB action on $478 million of goodwill amortization

        -    Cash flows

        -    Earnings

   -    Rate/Nature of asset monetization

   -    New debt - $500 million

        -    Availability and cost

   -    No nuclear contingency in cash flow

                              SUPERIOR TRANSACTION

   -    Growth vs. divestiture

   -    Faster, more certain approvals

   -    Pooling vs. purchase accounting

   -    No financings required

                                MidAm DIVESTITURE
                                     OPTIONS

                        [Pie chart showing the following]

                                Energy Generation
                                    -  GENCO
                            -  Railroads [stricken out]
                            -  Oil & Gas [stricken out]

   Other Core                                                          Energy
   Businesses                                                       Marketing
   -  McLeod                                                       & Delivery
                                                                -   Utilities
                                                      -  Int'l [stricken out]
                                                       -   IEA [stricken out]

                             COMPARATIVE TRANSACTION
                               RISKS - REGULATORY

   -    IEC

        -    Department of Justice waiting period expired

        -    All federal and state applications filed

   -    MidAmerican

        -    Possible market power issues

        -    Bottom of queue

                               COMPARATIVE RISK -
                                    POLITICAL

   -    IEC

        - "Wisconsin" transaction, a MEC construct - not a political concern

        - Discussions held with government/legislative leadership/ community leaders on structure - warm reception

                               COMPARATIVE RISK -
                                    POLITICAL

   -    MEC transaction

        -    Leadership concerns raised

             -    Market concentration

             -    Purchase premium

        -    Mayors from E. Iowa calling governor/IUB/legislators

        -    OCA concerns

                             COMPARATIVE TRANSACTION
                                RISKS - FINANCIAL

   -    IEC - Pooling transaction

        -    No debt

        -    No acquisition premium

        - Minimally dilutive for one year, then accretive with no synergies

   -    MidAmerican - Purchase transaction

        -    $500 million borrowing required

        -    Approximately 60% debt

        -    Goodwill risks of $478 million

        -    Projected multiple year dilution even with 50% synergies

                               WHO IS SAYING WHAT?

   -    Close to the ground

        -    Baird

        -    Edward D. Jones

        -    Dain Bosworth

   -    From afar

        -    Nat West

        -    ISS - in hopes of getting a better deal

   -    On mergers in general

        -    RDI

                               IMPACT ON INVESTORS

   -    WE BELIEVE, YOUR PORTFOLIO CHOICES ARE:

        -    Multi-year earnings dilution vs. earnings growth

        -    Dividend risk vs. dividend growth potential

        -    Timely closure risk vs. approvals in process

        -    Credit risk vs. credit quality

        -    Competitive risk vs. competitive advantage

        -    Potential short term gain vs. long term appreciation

        -    A business with a strategy and structure vs. ???

                                  TWO PROPOSALS

   -    Which choice maximizes your portfolio value?

        -    IES/IPC/WPH, together and MEC, alone

             -    Higher synergies

             -    Lower Leverage

             -    Proven record of value creation

             -    Unique strategic direction

   [The following document entitled "U.S. Electric Utility Mergers & Acquisitions -- Media Release & Selected Excerpts," which was prepared by Resource Data International Inc., was distributed by WPL Holdings, Inc., IES Industries Inc. and Interstate Power Company in connection with the slide presentation detailed above.]







                              U.S. Electric Utility
                             Mergers & Acquisitions



                                    [Picture]



                                 MEDIA RELEASE &
                                SELECTED EXCERPTS




                              RESOURCE DATA [Logo]
                                INTERNATIONAL INC

   MEDIA RELEASE

   DATE AUG 8, 1996




   RDI's Merger Outlook:  80 IOU's by 2000
   Focus Turns From "Electric" Utilities Toward Comprehensive "Energy Service" Companies



   U.S. investor-owned utilities will merge at a rate of four to six companies per year, leaving 80 major IOUs by the year 2000. This is just one of several findings in a new study, "U.S. Electric Utility Mergers and Acquisitions," recently published by Resource Data International, Inc.
   (RDI), an independent energy information and consulting firm in Boulder, Colorado.

   "Competition is turning up the heat in the M&A arena," explains Kent Knutson, RDI Senior Vice President. "Increasing shareholder value and positioning for future competitive power markets are the driving forces behind the recent surge in M&A activity."

   Since early 1994, 10 deals involving 21 large investor-owned electric and gas utilities have been announced. The estimated market value of these deals is over $40.5 billion. According to Knutson, "These mergers represent the most significant sign to date of the impacts of market competition in the electric industry."

   "Although the pace will slow a bit, mergers will continue to happen at an impressive pace in the coming years," Knutson says. "Consolidation will reduce the number of IOUs from 101 to 80 by the year 2000. Other restructuring including divestiture and bankruptcy of high cost companies could bring that number down to as few as 70." However, FERC rules allowing pass through of stranded costs is expected to soften some of these adverse effects of competition and save most weaker companies from financial failure.

   Most of the posturing for position is taking place at the IOU level. Of the more than 2,800 publicly-owned and cooperative companies nationwide, few have merged or been acquired in recent years.

   "That's because most small electric companies are full-requirements customers and are tied to long-term power contracts," said Knutson. "For these utilities, the full benefits of competitive power markets will have to wait until these commitments are either reopened for negotiation or expire." In the meantime, the pooling of resources and the formation of partnerships and alliances present alternative strategies to mergers that will allow small companies to become more competitive.

   The marriage of strong marketers with skilled generation and transmission operators is a prime example of the type of business synergies emerging.

   "The old rules are being broken," said Knutson. "Utilities are now merging with more distant partners to provide a wider spectrum of energy services. We also are seeing strategies such as offshore acquisitions and growing attempts at hostile takeovers."

   In the years to come, look for even more of the 'old-school' rules to be broken. Today's game is more complex than ever before, and the players are getting smarter and smarter every day. Over the next few years we'll see definite winners and definite losers. The companies emerging on top will be those who can become efficient energy service companies with a wide range of customer services.

                                       ###

   Key Findings: "U.S. Electric Utilities Mergers & Acquisitions" Resource Data International, Inc., July 1, 1996



   RDI projects that mergers will consolidate the electric industry to 80 investor-owned holding companies (IOUs) by the year 2000, down from 101 today and 93 if all pending mergers are approved. The restructuring or divestiture of high cost, high rate companies could spur the industry to as few as 70 companies over the projection period.

   Since early 1994, ten large mergers have been announced involving 21 investor-owned electric and gas utilities. The estimated market value of these pending mergers is an astounding $40.5 billion.

   Companies are changing their focus, merging to become "energy" providers rather than "electricity" providers. The current trend is to form subsidiaries to handle power marketing and plant development and to acquire gas pipeline and distribution companies. Virtually every recent and pending merger has involved at least one partner with gas operations.

   Pressure from shareholders is a key force triggering many mergers. Nearly 60% of those utilities involved in mergers over the past five years have had poor financial performance.

   Many large utilities are shifting their attention overseas to avoid complex regulatory hurdles in the U.S. market and to improve earnings. Since 1995, 10 U.S. utilities have spent more than $14 billion to acquire foreign electric companies and assets.

   Small electric companies must wait for long term contract commitments to reopen or expire before they can enjoy the full benefits of competition. Very little M&A activity has occurred among the 2,800 small electric companies to date.

   RDI's Merger Attractiveness Ranking

   In the RDI study, each of the 3,200 electric utilities in the U.S. - including privately-owned utilities, publicly-owned municipal utilities and power generation and transmission and distribution cooperatives - was ranked by its attractiveness as a merger partner.

   Attractiveness factors include efficiency of operations, competitiveness of electric rates charged, financial strength and age and experience of management.

 1320 PEARL STREET  SUITE 300 BOULDER CO 80302  303-444-7788  FAX 303-444-1286

   RDI's Merger Attractiveness Ranking Factors

                               STRATEGIC POSITION

                 ATTRACTIVE                          UNATTRACTIVE

    -  Low, and stable or decreasing      -  High, increasing customer rates
       customer rates

    -  Increasing customer base           -  Low growth in customers and
                                             sales

    -  Low industrial rates and low       -  High industrial rates and heavy
       dependence on industrial revenue      dependence on industrial
                                             revenue

    -  Low distribution costs             -  High distribution costs

    -  Low generation costs               -  High generation costs

    -  Plants with low capital costs      -  Plants with high capital costs

    -  Low nuclear exposure               -  High nuclear exposure

    -  Large, well-interconnected         -  Poorly interconnected system
       transmission system

    -  Company not so large as to have    -  Large company that would have
       market power approval problems        market power approval problems

    -  Potential for increasing plant
       utilization

                              FINANCIAL PERFORMANCE

    -  Low proportion of long-term debt   -  High proportion of long-term
                                             debt

    -  Growing dividends                  -  Cut dividends or no dividends

    -  High rates of return               -  Low, negative or declining
                                             rates of return

    -  Low potential stranded investment  -  High potential stranded investment

    -  Low level of regulatory assets     -  Market value below industry
                                             average

    -  Market value above industry        -  High level of regulatory assets
       average

                               MANAGEMENT ANALYSIS

    -  CEO near retirement                -  Young CEO

    -  Previous and successful utility    -  No previous M&A activity or
       M&A experience                        experience

    -  Ownership in gas operations,       -  No ownership in non-regulated
       independent power producer, or        subsidiaries
       power marketer to offer business
       diversity

    -  Complementary management
       strengths

                               OPERATIONAL SAVINGS

    -  High productivity                  -  Low productivity

    -  Expiring coal or transportation    -  Above market long-term fuel
       contracts                             contracts

    -  Expiring purchase power contracts  -  Above market long-term transportation contracts

    -  Potential for avoiding or          -  Above market long-term purchase
       delaying new capacity or              power contracts
       purchases

    -  Gas purchase synergies             -  Coincident load

    -  Availability of significant load
       diversity

    -  Potential for dispatch savings

    -  Potential for increasing plant
       utilization

    -  Large volume coal transportation
       customer